UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 15, 2010, the Company entered into a Separation Agreement and Release (the “Separation Agreement”) with James R. Klein, the Company’s former Senior Vice President of Product Management and Chief Technology Officer in connection with the previously announced involuntary termination of Mr. Klein’s employment with the Company, effective December 30, 2009.

The Separation Agreement, dated as of January 15, 2010, includes the following material provisions:

•

Cash severance of $315,000, which is equal to one year of Mr. Klein’s current base salary payable pursuant to the Company’s payroll schedule over the twelve months following the Termination Date (defined as December 30, 2009);

•

In the event that the Company consummates a transaction that constitutes a Change in Control (as defined in Mr. Klein’s Employment Agreement, which would include the proposed transaction with affiliates of Francisco Partners discussed under Item 8.01 of this Current Report on Form 8-K) within 90 days of the Termination Date, the Company will pay to Mr. Klein an aggregate cash amount of $472,500 (which is equal to one year of Mr. Klein’s current base salary plus Mr. Klein’s incentive compensation bonus amount), less any severance amounts paid to Mr. Klein prior to such Change in Control. This amount will be payable pursuant to the Company’s payroll schedule over the twelve months following such Change in Control;

•	Continuation of welfare benefits (other than disability and severance plan benefits) for a period of twelve months after the Termination Date;

•

(i) 40,000 options to purchase shares of the Company’s common stock held by Mr. Klein, all of which have previously vested pursuant to the terms of the Amended and Restated Inducement Stock Option Agreement originally dated August 1, 2005 and amended as of August 8, 2007 between the Company and Mr. Klein are and shall remain exercisable as of the Termination Date until December 30, 2010, and (ii) 40,000 options to purchase shares of the Company’s common stock, all of which have vested in full as of the Termination Date pursuant to the terms of option plans applicable thereto, shall remain exercisable until December 30, 2011;

•

Continuation of (i) indemnification rights previously afforded to Mr. Klein prior to the Termination Date under the Company’s organizational documents and that certain Indemnification Agreement between the Company and Mr. Klein, dated as of September 30, 2008 and (ii) coverage under the Company’s Directors’ and Officers’ Insurance policy until December 30, 2015 with respect to acts occurring prior to the Termination Date;

•

Continuation of the applicable post-termination provisions of Mr. Klein’s Employment Agreement relating to confidentiality of Company information, disparagement, non-solicitation of Company customers and employees, and ownership of Company discoveries; and

•	Mutual general releases between the Company and Mr. Klein.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to such agreement, the full text of which is filed herewith as Exhibit 99.1, and is incorporated herein by reference in response to Items 1.01 and 1.02, as applicable.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As discussed above in Item 1.01, effective January 15, 2010, the Company and Mr. Klein have entered into the Separation Agreement, which, among other items, provides for the termination of:

(i)

the Employment Agreement between the Company and Mr. Klein, dated August 1, 2005 and filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.15 to the Company’s Annual Report on Form 10-K

for the year ended December 31, 2005, as filed with the SEC on March 16, 2006, as amended by Amendment No. 1 thereto, as filed with the SEC on August 17, 2006;

(ii)	the Amendment of Employment Agreement between the Company and Mr. Klein, dated March 26, 2008 and filed with the SEC as Exhibit 99.3 to the Company’s Current Report on Form 8-K on April 1, 2008; and

(iii)	the Second Amendment of Employment Agreement between the Company and Mr. Klein, dated May 12, 2009 and filed with the SEC as Exhibit 99.3 to the Company’s Current Report on Form 8-K on May 12, 2009

(together, the “Employment Agreements”), excluding those provisions of the Employment Agreements that by their terms survive termination. The Separation Agreement provides for each of the severance payments, post-termination benefits and conditions specified in the Employment Agreements. A description of the material terms of the Separation Agreement is provided above in Item 1.01, which is incorporated herein by reference in response to this Item 1.02.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 15, 2010, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved the payment of a $60,000 discretionary bonus to David L. Piazza, the Company’s Executive Vice President, Chief Financial Officer and Chief Operating Officer, in recognition of his efforts and service to the Company at the direction of the Special Committee of the Board of Directors during its negotiation and related due diligence effort of the proposed transaction with affiliates of Francisco Partners (as discussed under Item 8.01 of this Current Report on Form 8-K) and at the recommendation of Duncan W. James, the Company’s Chief Executive Officer (“CEO”). Mr. Piazza’s Employment Agreement with the Company, as amended, provides that discretionary bonuses may be granted to Mr. Piazza under the authority to the Compensation Committee upon the recommendation of the Company’s CEO. Such bonus has been paid in accordance with the Company’s normal payroll practices.

ITEM 8.01	OTHER EVENTS.

Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 7, 2009, by and among the Company, Bavaria Holdings Inc., a Delaware corporation and Bavaria Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of BH (“Merger Sub”), the Company and Francisco Partners II, L.P. filed the required notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), on December 23, 2009. On January 14, 2010, the Company received an early termination notice from the Federal Trade Commission, specifying that the waiting period required under the HSR Act was terminated early on January 14, 2010. The closing of the merger contemplated by the Merger Agreement continues to be subject to other conditions, including certain other regulatory approvals, as well as approval by QuadraMed’s stockholders at a special meeting expected to be held in the first quarter of 2010. Although the merger is expected to be completed by the end of the first quarter of 2010, there can be no assurance that the transaction will be completed during such timeframe, or at all.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 99.1	Separation Agreement and Release dated as of January 15, 2010, between James R. Klein and QuadraMed Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2010

QuadraMed Corporation

/s/ Duncan W. James
Duncan W. James Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Separation Agreement and Release dated as of January 15, 2010, between James R. Klein and QuadraMed Corporation.